UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 17, 2007

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2007, the Board of Directors of Bridge Bancorp, Inc. (the “Registrant”) amended Article VI, Section 601 of the Registrant’s Bylaws to authorize the issuance of uncertificated shares.  Amendments were also made to Article II, Sections 201 and 206 and Article IV, Section 404 for certain non-substantive changes.  A copy the Bylaws as amended is attached as Exhibit 3 to this Current Report.

Item 8.01	Other Events.

On December 18, 2007 the Registrant announced the declaration of a quarterly cash dividend of $0.23 per share, payable on January 14, 2008 to shareholders of record as of December 31, 2007.  A copy the press release announcing the dividend is attached as Exhibit 99 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.                                                      Exhibit

3	Bylaws as amended

99	Press Release dated December 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

By: /s/ Thomas J. Tobin
Thomas J. Tobin
Chief Executive Officer

Dated:  December 18, 2007